EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT ("AGREEMENT"), entered into between PrimeSource Healthcare, Inc., a Massachusetts corporation ("COMPANY"), and Bradford C. Walker, an individual ("EXECUTIVE"), is effective upon the Initial Closing (as defined in the Purchase Agreement dated as of August 6, 2002) (the "Effective Date").

     1.   EMPLOYMENT.
          ----------

          (a) EXECUTIVE RESPONSIBILITIES. The COMPANY hereby employs the EXECUTIVE, and the EXECUTIVE hereby agrees to accept employment from the COMPANY, as President and Chief Executive Officer of the COMPANY. The EXECUTIVE shall report directly to the COMPANY'S Board of Directors. The EXECUTIVE agrees during the term of his employment under this Agreement to perform the duties and responsibilities customarily required of such position, as reasonably directed by the COMPANY'S Board of Directors, and in accordance with the COMPANY'S bylaws and applicable state corporation law. The EXECUTIVE further agrees to devote his full business time and energies to the business and affairs of the COMPANY, unless otherwise authorized by the Board of Directors of the COMPANY. The EXECUTIVE may, however, engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties to the COMPANY hereunder.

          (b) DIRECTOR RESPONSIBILITIES. Subject to obtaining any necessary stockholder consents, the EXECUTIVE shall be elected a member of the Board of Directors, to serve in such position until the next regular meeting of the COMPANY'S stockholders. The EXECUTIVE'S continued service on the COMPANY'S Board of Directors thereafter shall be subject to his election by vote of the stockholders, but the COMPANY will include the EXECUTIVE in its recommended slate of candidates for membership on the Board. In the event that the EXECUTIVE'S employment with the COMPANY under this Agreement is terminated for any reason, the EXECUTIVE shall promptly submit to the Chairman of the Board his resignation as a Director.

     2. TERM OF EMPLOYMENT. The employment under this Agreement shall commence as of the Effective Date and shall end at the end of the day on the second yearly anniversary of the Effective Date (the "EXPIRATION DATE"), unless otherwise terminated earlier pursuant to paragraph 5 of this Agreement.

     3.   COMPENSATION.
          ------------

          (a) BASE SALARY. As compensation for services provided to the COMPANY, the EXECUTIVE shall receive an initial salary at the annual rate of $250,000, less such payroll and withholding taxes as required by law to be deducted and any such other amounts as the EXECUTIVE shall authorize in writing. The salary shall be payable in semi-monthly installments. Such salary shall be reviewed by the Board of Directors at least annually at the end of each year of employment hereunder. Such salary may be increased, but not decreased, from time to time as decided in the discretion of the Board of Directors of the COMPANY.

          (b) BONUSES. The Compensation Committee of the COMPANY'S Board of Directors shall institute an incentive bonus program in which the EXECUTIVE will be eligible to participate during each employment year (beginning with the fiscal year that ends immediately following the Effective Date) while the EXECUTIVE is employed by the COMPANY. Such bonus program shall provide the EXECUTIVE a bonus based upon factors established by the Chairman of the Compensation Committee, after consultation with the EXECUTIVE, and approved by the Board of Directors; provided that, such annual bonus shall never be less than $50,000.

          (c)  EQUITY COMPENSATION.
               -------------------

               (i) INITIAL OPTION TO PURCHASE COMMON STOCK. Upon the Effective Date, the COMPANY shall grant to the EXECUTIVE an incentive stock option to purchase 1,950,000 shares of Common Stock of COMPANY at an exercise price per share equal to the fair market value of a share of Common Stock of the COMPANY on the date of grant, as determined by the Board of Directors. Such options shall be issued pursuant to, and their exercise and the issuance of shares upon exercise shall be subject to, the terms and conditions of the Tucson Medical Corporation 1997 Incentive Stock Option/Issuance Plan, as amended (or any successor plan thereto) (the "PLAN"), the corresponding Stock Option Agreement and Notice of Grant of Stock Option contemplated by the Plan (the "OPTION AGREEMENT") and this Agreement. Notwithstanding anything in this Agreement to the contrary, none of the options granted to EXECUTIVE shall be exercisable until the Plan has reserved and available for issuance a sufficient amount of Common Stock of the COMPANY to issue such Common Stock upon such exercise.

               (ii) INITIAL OPTION TO PURCHASE SERIES G PREFERRED STOCK. Upon the Effective Date, the COMPANY shall grant to the EXECUTIVE an option to purchase 7,500 shares of Series G Preferred Stock of COMPANY at an exercise price per share equal to $16. Such options shall be issued pursuant to, and their exercise and the issuance of shares upon exercise shall be subject to, the terms and conditions of a stock option agreement containing customary terms and conditions and this Agreement.

               (iii) SUBSEQUENT OPTION TO PURCHASE COMMON STOCK. Upon the first anniversary of the Effective Date, provided the EXECUTIVE is employed by the COMPANY on such date, the COMPANY shall grant to the EXECUTIVE an incentive stock option to purchase 1,300,000 shares of Common Stock of COMPANY at an exercise price per share equal to the fair market value of a share of Common Stock of the COMPANY on the date of grant, as determined by the Board of Directors. Such options shall be issued pursuant to, and their exercise and the issuance of shares upon exercise shall be subject to, the terms and conditions of the Plan, the corresponding Option Agreement and this Agreement. Notwithstanding anything in this Agreement to the contrary, none of the options granted to EXECUTIVE shall be exercisable until the Plan has reserved and available for issuance a sufficient amount of Common Stock of the COMPANY to issue such Common Stock upon such exercise.

               (iv) VESTING OF OPTIONS. The EXECUTIVE'S stock options described in this paragraph 3(c) shall become fully vested and exercisable on the first anniversary of the date of grant of each such option. Should the EXECUTIVE'S employment be terminated by the COMPANY pursuant to paragraph 5(b) or be deemed to be terminated by the COMPANY pursuant to paragraph 5(g), all stock options granted to the EXECUTIVE pursuant to this Agreement shall immediately vest and shall remain exercisable for such period of time as provided in the Plan or respective stock option agreement.

               (v) CHANGE IN CONTROL. Upon a Change in Control (as defined in Annex A hereto), notwithstanding the vesting schedule described in paragraph 3(c)(iv), all of the total stock options granted to the EXECUTIVE under this paragraph 3(c) that have not yet vested as of the effective date of such Change in Control shall become fully vested and exercisable on the effective date of such Change in Control.

               (vi) OTHER ACCELERATION OF VESTING; OTHER TERMS. The acceleration of vesting provided for in the preceding subparagraphs is in addition to, and not in lieu of, the acceleration of vesting of stock options provided for under the Plan or the respective stock option agreements under the circumstances described in the Plan or such stock option agreement. In addition, each Option Agreement shall (1) provide for incentive stock options to the extent consistent with the terms of the options, (2) provide for a ten-year term, (3) allow the EXECUTIVE to exercise such options during the period following termination of employment that is the lesser of (x) one (1) year following the effective date of a registration statement (pursuant to Form S-8 or otherwise) covering the option shares of EXECUTIVE'S options granted hereunder or (y) five (5) years,
(4) afford the option holder the greatest latitude in manner of exercise permitted by the Plan, (5) not grant the COMPANY repurchase rights as to shares acquired by exercise of options other than as set forth in this Agreement, and
(6) otherwise be in substantially the form of the standard form of stock option agreement under the Plan, subject to the terms set forth in this Agreement.

               (vii) SECURITIES REGISTRATION. The COMPANY shall use commercially reasonable efforts to cause all of the EXECUTIVE'S stock options granted pursuant to paragraphs 3(c)(i) and 3(c)(iii), and the issuance of shares upon exercise thereof, to be included in an effective registration statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, as soon as reasonably practicable following the Effective Date.

     4.   PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES.
          ------------------------------------------------------------------

          (a) BENEFIT PLANS. During the term of this Agreement, the EXECUTIVE shall be provided with medical insurance, dental benefits, sick leave benefits, time off for holidays and other benefits which are not less than, and on terms no less favorable than, those the COMPANY provides to its other executive employees. At it's option, in lieu of providing the EXECUTIVE with any such benefit, the COMPANY may reimburse the EXECUTIVE for the EXECUTIVE'S cost of providing such benefit himself.

          (b) VACATION. The EXECUTIVE shall be entitled to four (4) weeks of paid vacation each year. The EXECUTIVE may not accrue more than six (6) weeks of vacation at any given time.

          (c) REIMBURSEMENT OF BUSINESS EXPENSES. The COMPANY shall reimburse the EXECUTIVE promptly for all expenditures made by him during the term of this

Agreement, which expenses are incurred to further the business and interests of the COMPANY, including, but not limited to, travel, entertainment, parking and expenses incurred in connection with business meetings (including, but not limited to, the dues and business related expenses of memberships at appropriate business clubs, provided such memberships are approved in writing by the Chairman of the Board of the COMPANY), provided such expenses are incurred and submitted for reimbursement in accordance with the policies established by the Board of Directors in effect as of the date the expenses are incurred.

          (d) LEGAL EXPENSES. The COMPANY will reimburse the EXECUTIVE for actual legal fees and expenses incurred by him in connection with the review and negotiation of this Agreement and ancillary documents, up to a maximum of $2,500.

          (e) INDEMNIFICATION. The EXECUTIVE shall be entitled to indemnification and advancement of expenses to the fullest extent provided, in the COMPANY'S bylaws or otherwise, to any other director or executive officer of the COMPANY, unless prohibited by law. EXECUTIVE shall also be entitled to coverage under each directors' and officers' liability insurance policy, if any, maintained by or on behalf the COMPANY'S directors and officers.

     5.   TERMINATION OF EMPLOYMENT.
          -------------------------

          (a) AUTOMATIC TERMINATION. The EXECUTIVE'S employment shall automatically terminate upon the earliest to occur of (1) the EXECUTIVE'S death,
(2) the EXECUTIVE'S disability that has prevented EXECUTIVE from performing substantially all of his duties and responsibilities for a continuous period of 120 days or (3) the Expiration Date. The COMPANY shall have no further obligations to the EXECUTIVE or his estate upon such automatic termination, except (i) to honor the exercise of any stock options that have vested prior to or as of the date of such termination, subject to the applicable conditions of the Plan or respective stock option agreement, (ii) as provided by law or under the terms of any life insurance or permanent disability benefit and any other applicable benefit plan in which the EXECUTIVE participated immediately prior to the termination of his employment, (iii) to pay any accrued but unpaid salary and accrued but unused vacation of the EXECUTIVE through the effective date of termination, (iv) to reimburse the EXECUTIVE for any expenses incurred by him before the effective date of termination that are otherwise subject to reimbursement under paragraph 4(c) above, and (v) to pay any accrued but unpaid bonus earned by the EXECUTIVE with respect to a completed performance period.

          (b) TERMINATION OTHER THAN FOR CAUSE. The COMPANY may terminate the EXECUTIVE'S employment with the COMPANY other than for Cause at any time, provided it gives at least 30 days' prior written notice to the EXECUTIVE of such termination. In the event that the COMPANY terminates the EXECUTIVE'S employment under this Agreement other than for Cause, the COMPANY shall pay to the EXECUTIVE a lump sum amount equal to the lesser of (i) six (6) months of the EXECUTIVE'S base salary in effect at the time the COMPANY gives the EXECUTIVE notice of termination or (ii) the EXECUTIVE'S base salary from the effective date of such termination through the Expiration Date. If the COMPANY terminates the EXECUTIVE'S employment under this Agreement without Cause at any time within twelve (12) months after the effective date of Change in Control, the COMPANY shall pay the EXECUTIVE, in a lump sum at the effective time of such termination, an amount equal to the EXECUTIVE'S base salary from the effective date of such termination through the Expiration Date; such lump-sum

Change-in-Control payment shall be made in lieu of the continuation of payment of base salary under the preceding sentences in this paragraph 5(b). In addition to the foregoing payments, the EXECUTIVE shall also receive any accrued but unpaid salary and accrued but unused vacation through the effective date of such termination, reimbursement for any expenses incurred by him prior to the effective date of such termination that are otherwise subject to reimbursement under paragraph 4(c) above, any accrued but unpaid benefits to which the EXECUTIVE is then entitled under the terms of the COMPANY'S benefit plans and policies in which the EXECUTIVE is enrolled, to be payable in accordance with the terms of such plans and policies, and any accrued but unpaid bonus earned by EXECUTIVE with respect to a completed performance period. All payments and other termination benefits paid hereunder shall be less any applicable payroll and withholding taxes or other legally required deductions. As a condition to his receipt of any payments provided for in this paragraph 5(b), the EXECUTIVE must first execute a waiver and release of claims the EXECUTIVE may have against the COMPANY, in a form reasonably determined by the COMPANY. In the event of the EXECUTIVE'S termination of employment under this paragraph 5(b), the EXECUTIVE shall have no obligation to mitigate his damages or to seek other employment as a condition to receiving any payments or other termination benefits hereunder.

          (c) TERMINATION FOR CAUSE. Notwithstanding the provisions of paragraph 5(b) above, the COMPANY may terminate the EXECUTIVE'S employment for Cause. For purposes of this Agreement, the COMPANY shall have "Cause" to terminate the EXECUTIVE'S employment in the event of any of the following:

               (i) Conviction of the EXECUTIVE, or the EXECUTIVE'S plea of nolo contendere, for (x) any crime involving moral turpitude or dishonesty, or (y) any felony other than non-recurring traffic violations (e.g., driving under the influence);

               (ii) The EXECUTIVE'S willful  participation in any material fraud or act of dishonesty against the COMPANY including engaging in any material transaction that represents, directly or indirectly, self-dealing with the COMPANY that has not been approved by a majority of the disinterested directors of the Board or is not part of the terms of the EXECUTIVE'S employment;

               (iii)The  EXECUTIVE'S  willful  action or willful  omission  that materially injures the reputation, business or business relationships of the COMPANY;

               (iv) Breach by the  EXECUTIVE  of any material  obligation  under this Agreement;

               (v) The repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance which, in any case described in this clause, the Board reasonably determines renders the EXECUTIVE unfit to serve in his capacity as an officer or employee of the COMPANY;

               (vi) Continued  willful  failure by the  EXECUTIVE to perform the material aspects of the EXECUTIVE'S duties and responsibilities after receiving written warning from the Board specifying the duties or responsibilities which the EXECUTIVE has failed to perform; or

               (vii)Recurring  conduct by the  EXECUTIVE  that in the good faith and reasonable determination of the COMPANY'S Board of Directors demonstrates gross unfitness to serve as an executive employee of the COMPANY.

          Physical or mental disability, or conduct resulting from physical or mental disability, of the EXECUTIVE shall not constitute "Cause." No termination of the EXECUTIVE'S employment shall be deemed for "Cause" unless (A) at least a majority of the Board of Directors of the COMPANY, excluding the EXECUTIVE, determines (by vote or consent) that at least one of the events described in clauses (i) through (vii) of this paragraph 5(c) has occurred within six (6) months before such determination, (B) the Board of Directors has given the EXECUTIVE written notice of its intention to terminate the EXECUTIVE'S employment for Cause, specifying with reasonable particularity the grounds on which the proposed termination for Cause is contemplated, and (C) the EXECUTIVE has been afforded a reasonable opportunity to meet with the Board of Directors of the COMPANY to discuss the proposed termination for Cause. In the event the EXECUTIVE'S employment is terminated for Cause, he will not be entitled to receive any severance compensation or other benefits, except that the EXECUTIVE shall be entitled to receive accrued but unpaid salary and accrued but unused vacation through the effective date of such termination, reimbursement for any expenses incurred by him prior to the effective date of his termination that are otherwise subject to reimbursement under paragraph 4(c) above, any accrued but unpaid benefits to which the EXECUTIVE is then entitled under the terms of the COMPANY'S benefit plans and policies in which the EXECUTIVE is enrolled, to be payable in accordance with the terms of such plans and policies, and any accrued but unpaid bonus earned by the EXECUTIVE with respect to a completed performance period.

          (d) RESIGNATION. The EXECUTIVE retains the right to resign or otherwise voluntarily terminate his employment with the COMPANY upon 30 days' written notice to the Chairman of the Board. In the event the EXECUTIVE resigns or otherwise voluntarily terminates his employment with the COMPANY, the EXECUTIVE shall not be entitled to any severance compensation or other benefits beyond the effective date of his resignation, except that the EXECUTIVE shall be entitled to the payments and benefits provided under paragraph 5(a) above.

          (e) STOCK OPTIONS. Subject to the provisions of paragraph 3(c) above, only the shares subject to the stock options granted to EXECUTIVE under this

Agreement that have vested prior to the date of the termination of or his resignation from his employment under this Agreement may be exercised by the EXECUTIVE, such exercise to be subject to the conditions set forth in the Plan and/or any applicable stock option agreement. Any stock options that are unvested (and not deemed vested under some provision of this Agreement, the Plan or any applicable stock option agreement) as of the date of EXECUTIVE'S termination shall be forfeited.

          (f) NO RESTRICTION ON COBRA RIGHTS. Nothing in this paragraph 5 shall be deemed to impair or limit any of the EXECUTIVE'S rights under the Consolidated Omnibus Benefits Reconciliation Act.

          (g)  DEEMED   TERMINATION.   The  EXECUTIVE  may  elect  to  deem  the
occurrence of any event described in (i), (ii) or (iii) below to be a termination of the EXECUTIVE'S employment by the COMPANY other than for Cause for all purposes under this Agreement, provided the EXECUTIVE so notifies the Chairman of the Board of the COMPANY in writing of such event and the COMPANY does not remedy such situation within 30 days of receipt of the EXECUTIVE'S notice. Any such election by the EXECUTIVE shall not be deemed a voluntary resignation by him. The failure of the COMPANY'S stockholders to elect the EXECUTIVE to the Board shall not be deemed a termination of employment under this Agreement; PROVIDED THAT, the EXECUTIVE has been nominated for election as provided in paragraph 1(b) above. Unless otherwise agreed to by the EXECUTIVE, the following events may give rise to a deemed termination under this paragraph 5(g):

               (i) The removal of the EXECUTIVE from his position of Chief Executive Officer of the COMPANY or any successor to the COMPANY (whether by merger, consolidation, reorganization or sale of all or substantially all of the assets of the COMPANY) or the assignment to the EXECUTIVE of any duties inconsistent with his status as Chief Executive Officer of the COMPANY or any successor to the COMPANY;

               (ii) Any  material  decrease  or adverse  change in the nature or scope of the EXECUTIVE'S authority, power, functions, responsibilities or duties or any requirement that the EXECUTIVE report to any person or persons other than the Board of Directors of the COMPANY or any successor to the COMPANY;

               (iii)A demand by the COMPANY  that the  EXECUTIVE  relocate  from his then-current place of residence.

     6. NONCOMPETITION, CONFIDENTIALITY, FREEDOM TO ENTER INTO AND PERFORM AND CONFLICTS OF INTEREST.
          ----------------------------------------------------------------------

          (a) CONFIDENTIAL INFORMATION. The EXECUTIVE agrees and understands that, due to the nature of his position with the COMPANY, he will gain possession of confidential information about the COMPANY and the way it conducts its business. The EXECUTIVE shall not, directly or indirectly, either during the period of the EXECUTIVE'S employment under this Agreement or thereafter, disclose to anyone (except in the regular course of the COMPANY'S business or as required by deposition, interrogatory, civil investigative demand, applicable law or subpoena), or use in competition with the COMPANY, any non-public and proprietary information acquired by the EXECUTIVE during his employment by the COMPANY hereunder with respect to any confidential or secret aspect of the COMPANY'S operations, business, affairs, plans, prospects, strategies or condition (financial or otherwise), unless such information has become public knowledge other than by reason of actions (direct or indirect) of the EXECUTIVE. The EXECUTIVE'S duties and obligations under this paragraph shall survive termination of his employment with the COMPANY. The EXECUTIVE acknowledges that a remedy at law for any breach or overtly threatened breach by him of the provisions of this paragraph would be inadequate to protect the COMPANY against the consequences of such breach, and he therefore agrees that the COMPANY shall be entitled to injunctive relief in case of any such breach or overtly threatened breach.

          (b) RESTRICTIVE COVENANT. During the period beginning on the date of the EXECUTIVE'S employment by the COMPANY hereunder and ending one (1) year after such employment terminates for any reason (the "Non-Compete Term"), the EXECUTIVE agrees not to, at any time, directly or indirectly, whether or not for compensation, engage in, or have any interest in, any person, firm, corporation or business (whether as an employee, security holder, proprietor, officer, director, agent, trustee, consultant, partner, creditor or otherwise) that engages in or operates a business that includes distributing, manufacturing, selling or marketing of products or services in competition with the products or services distributed, manufactured, sold or marketed by the COMPANY, or under active development by the COMPANY, during the EXECUTIVE'S employment under this Agreement (the "Business") in any state in the United States or in any other jurisdiction outside the United States in which the COMPANY or any of its subsidiaries or affiliates conducted the Business; provided, however, that during the Non-Compete Term, the EXECUTIVE may own shares of companies whose securities are publicly traded, so long as the securities so owned do not constitute more than five (5%) percent of the outstanding securities of such company (unless such company is the COMPANY, in which case no limit shall apply). The provisions of this paragraph 6(b) shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time during the Non-Compete Term. The EXECUTIVE acknowledges that a remedy at law for any breach or overtly threatened breach by him of the provisions of this paragraph 6(b) would be inadequate to protect the COMPANY against the consequences of such breach, and he therefore agrees that the COMPANY shall be entitled to injunctive relief in case of any such breach or overtly threatened breach.

          (c) FREEDOM TO ENTER INTO AND PERFORM THIS AGREEMENT. The EXECUTIVE represents and warrants to the COMPANY that he is subject to no restrictions, either by virtue of any agreement made by him or for his benefit, or by operation of law, that would prohibit, prevent or interfere with in any way his entering into, or his performing fully and without restriction, his obligations under this Agreement, or which would render the COMPANY liable to a third party as a result of the EXECUTIVE'S entering into or performing his obligations under this Agreement.

          (d) CONFLICTS OF INTEREST. During the Non-Compete Term, the EXECUTIVE agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the COMPANY, its business or prospects, financial or otherwise. However, the EXECUTIVE may own, as a passive investor only, securities of any publicly traded companies, provided his beneficial ownership of the stock of any one such corporation does not exceed 5% of such corporation's voting stock.

          (e) NON-SOLICITATION. During the Non-Compete Term, the EXECUTIVE agrees not to solicit for, or divert or attempt to divert, directly or indirectly, any business of any of the COMPANY or its subsidiaries, that is or was (in each case) part of the Business or under active development by the Business during the EXECUTIVE'S employment under this Agreement, or any customers or suppliers of the COMPANY or its subsidiaries, that is or was (in each case) part of the Business or under active development to incorporate into the Business during the EXECUTIVE'S employment under this Agreement to any competitor of the same. The EXECUTIVE agrees that during the Non-Compete Term, he shall not interfere with the business of the COMPANY by directly or indirectly soliciting, attempting to solicit, inducing or otherwise deliberately causing any person who at any time within the previous one (1) year period shall have been an employee or independent contractor of the COMPANY or its subsidiaries to terminate his or her employment to become employed by or associated with any other person, firm or corporation, and the EXECUTIVE shall not approach any such employee or independent contractor for such purpose or authorize or knowingly approve the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action. Nothing in this paragraph 6(e) shall prevent the EXECUTIVE from, directly or indirectly, employing or contracting with any person who contacts the EXECUTIVE, or any other person, firm, or corporation with which the EXECUTIVE may be associated, on such person's own initiative without any solicitation by or encouragement from the EXECUTIVE or shall apply to any solicitation directed at the public or the industry in general, and not targeted to particular employees or independent contractors of the COMPANY or its subsidiaries described in the immediately preceding sentence.

     7. NOTICES. For purposes of this Agreement, all notices and other communications required or permitted by this Agreement shall be in writing or via facsimile and shall be deemed to have been duly given, in the case of facsimile transmission, on the business day following the day sent, and otherwise when delivered in person or by courier or on the earlier of delivery or the fourth business day after mailing by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

         If to the EXECUTIVE:       Mr. Bradford C. Walker
                                    8207 SE 48th Street
                                    Mercer Island, WA  98040
                                    Fax:  206-275-1479

         If to the COMPANY:         PrimeSource Healthcare, Inc.
                                    3700 E. Columbia Street
                                    Tucson, AZ 85714
                                    Fax:  520-512-0134
                                    Attn:  Chairman of the Board

                                    With a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Ave., Suite 3400
                                    Los Angeles, CA  90071
                                    Fax:  213-687-5600
                                    Attention:  Gregg Noel, Esq.

or at such other address as the addressee may have furnished to the other party in writing subsequent to the execution of this Agreement or, in the case of the EXECUTIVE, to any other permanent address listed for him in the COMPANY'S records, or, in the case of the COMPANY, to the address known by the EXECUTIVE to be where the office of the Chairman of the Board of the COMPANY is located.

     8. MODIFICATIONS; WAIVERS; APPLICABLE LAW. No provision in this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the EXECUTIVE and by the Chairman of the Board of the COMPANY. This Agreement and the employment relationship hereunder shall be governed by, construed in accordance with and enforced under applicable federal law and the laws of the State of Arizona without regard to its principles of conflict of laws that would defer to the substantive laws of another jurisdiction.

     9. SEVERABILITY. If any provision of this Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal, or court of competent jurisdiction, such determination shall be considered as a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.

     10. SUCCESSOR RIGHTS AND ASSIGNMENT. This Agreement shall bind, inure to the benefit of and be enforceable by the EXECUTIVE'S personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of the COMPANY under this Agreement may be assigned by the COMPANY as part of the assignment or transfer (including, without limitation, by merger or other event resulting in such assignment by operation of law) of all or substantially all of the COMPANY'S assets and business, provided that at the time of such assignment the assignee has the ability to meet the obligations to the EXECUTIVE set forth in this Agreement, in which event this Agreement shall be binding upon, and inure to the benefit of, the person(s) or entity(ies) to whom it is assigned. The EXECUTIVE may not assign his duties hereunder and he may not assign any of his rights hereunder without the written consent of the COMPANY.

     11. SURVIVAL OF PROVISIONS. The respective rights and obligations of the COMPANY and the EXECUTIVE under this Agreement shall survive any termination or other cessation of the EXECUTIVE'S employment to the extent necessary to give full effect to the agreements and covenants set forth in this Agreement.

     IN WITNESS WHEREOF, the EXECUTIVE and the COMPANY have executed this Agreement effective as of the Initial Closing.

                                   EXECUTIVE:


                                   /s/ Bradford C. Walker
                                   ---------------------------------------------
                                   Bradford C. Walker


                                   COMPANY:

                                   By:  /s/ Shaun McMeans
                                   ---------------------------------------------

                                   Name:    Shaun McMeans
                                   ---------------------------------------------

                                   Its:     Chief Financial Officer
                                   ---------------------------------------------

                                                                         ANNEX A
                                                                         -------

                               CERTAIN DEFINITIONS

(1) "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.


(2) A "CHANGE IN CONTROL" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (a) any Person (as defined in this Annex A) is or becomes the Beneficial Owner (as defined in this Annex A), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the COMPANY'S then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

          (b) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the COMPANY'S then outstanding securities; or

          (c) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the COMPANY'S assets, other than a sale or disposition by the Company of all or substantially all of the COMPANY'S assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred solely by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(3) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.


(4) "EXCHANGE ACT" shall mean the Securities Exchange act of 1934, as amended from time to time.


(5) "EXCISE TAX" shall mean any excise tax imposed under section 4999 of the Code.


(6) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


                                       2